Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the:

(1)Registration Statement on Form S-3 (No. 333-252358) of AiAdvertising, Inc.; and

(2)Registration Statement on Form S-8 (No. 333-253254) pertaining to the 2020 Equity Incentive Plan of AiAdvertising, Inc.;

of our report dated April 14, 2022, with respect to the consolidated financial statements of AiAdvertising, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021 and the reference to our firm under the caption “Experts” in the Registration Statements.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

April 14, 2022